THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. SN-08-001

July 25, 2008

STRATOS RENEWABLES CORPORATION

WARRANT TO PURCHASE COMMON STOCK

**** 714,286 Shares of Common Stock****

THIS WARRANT CERTIFIES THAT, for value received, Whitebox Hedged High Yield Partners, LP, a British Virgin Islands limited partnership or registered assigns (the “Holder”), is entitled to subscribe for and purchase from Stratos Renewables Corporation, a Nevada corporation (the “Company”), up to and including the number of fully paid and nonassessable shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company set forth above, at the exercise price of $0.75 per share ( the “Warrant Exercise Price”) (and as adjusted from time to time pursuant to Section III hereof), at any time or from time to time from the date first set forth above (the “Issue Date”) and prior to or upon July 25, 2013 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth:

I. Method of Exercise; Cash Payment; Issuance of New Warrant.

A. Subject to the provisions of this Warrant, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time, at the election of the Holder hereof, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal executive offices of the Company and accompanied by payment to the Company, by wire transfer to an account designated by the Company, of an amount equal to the then applicable Warrant Exercise Price multiplied by the number of Warrant Shares then being purchased; or by submitting the Warrant with an indication of election to use cashless exercise.

B. The person or persons in whose name(s) any certificate(s) representing the shares of the Company’s capital stock to be issued upon exercise of this Warrant (the “Warrant Shares”) shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof as soon as possible and in any event within twenty (20) days after such exercise and, unless this Warrant has been fully exercised or expired, a new warrant having the same terms as this Warrant and representing the remaining portion of such shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such 20-day period.

C. The Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B) ______ A
where:	X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;
Y = The number of Warrant Shares in respect of which the cashless exercise election is made;
A = The fair market value of one Warrant Share at the time the cashless exercise election is made; and
B = The Warrant Exercise Price (as adjusted to the date of the cashless issuance).

For purposes of this subparagraph, the fair market value of one Warrant Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing bid price (as reported by Bloomberg) of the securities on such exchange over the twenty trading day period ending one trading day prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid (as reported by Bloomberg) over the twenty trading day period ending one trading day prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors.

II. Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

III. Adjustment of Warrant Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment to the nearest whole share (one-half and greater being rounded upward) and nearest cent (one-half cent and greater being rounded upward) from time to time upon the occurrence of certain events, as follows. Each of the adjustments provided by the subsections below shall be deemed separate adjustments and any adjustment of this Warrant pursuant to one subsection of this Section III shall preclude additional adjustments for the same event or transaction by the remaining subsections.

A. Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) into the same or a different number or class of securities, the Company shall duly execute and deliver to the Holder of this Warrant a new warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of shares then purchasable under this Warrant. The Company shall deliver such new warrant as soon as possible and in any event within 20 days after such reclassification or change. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section III. The provisions of this subparagraph (A) shall similarly apply to successive reclassifications or changes.

B. Stock Splits or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock of the class into which this Warrant is exercisable, the Warrant Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this subparagraph (B) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.

C. Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then (i) the Warrant Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Warrant Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such Record Date by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution. The provisions of this subparagraph (C) shall similarly apply to successive Common Stock dividends by the Company.

D. Adjustments Upon Issuance of Additional Shares of Common Stock. If shares of the Company’s capital stock (other than as a result of a conversion or exercise of a convertible debt or equity instrument or options/warrants issued prior to the Issue Date) are issued after the Issue Date and prior to the exercise in full or expiration of this Warrant for consideration (as reasonably determined by the Company’s board of directors) less than the Warrant Exercise Price then in effect or convertible securities or options are sold or issued which if converted or exercised would result in the issuance of shares of the Company’s capital stock for less than the Warrant Exercise Price (based on the total consideration paid for the options or convertible security, as well as the exercise price of the options or convertible security, as reasonably determined by the Company’s board of directors), then the Warrant Exercise Price will be adjusted to such lower price.

IV. Notice of Adjustments. Whenever the Warrant Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section III above, the Company shall deliver a written notice, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Exercise Price and the number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall use commercially reasonable efforts to cause copies of such notice to be delivered to the Holder of this Warrant within twenty (20) days after the occurrence of the event resulting in such adjustment at such Holder’s last known address in accordance with Section IX hereof.

V. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

VI. Compliance with Securities Act of 1933; Transfer of Warrant or Shares.

A. Compliance with Securities Act of 1933. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Warrant Shares and the capital stock issuable upon conversion of the Warrant Shares (collectively, the “Securities”) are being acquired for investment and that such holder will not offer, sell, transfer or otherwise dispose of the Securities except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder hereof shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Securities Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. The Warrant Shares (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Such legend shall be removed by the Company, upon the request of a Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

B. Transferability of the Warrant. Subject to compliance with Section VI.C. below, which provisions are intended to ensure compliance with applicable federal and states securities laws, the Securities may be transferred by the Holder hereof, in whole or in part and from time to time.

C. Method of Transfer. With respect to any offer, sale, transfer or other disposition of the Securities, the Holder hereof shall prior to such offer, sale, transfer or other disposition:

(i) surrender this Warrant or certificate representing Warrant Shares at the principal executive offices of the Company or provide evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant or certificate representing Warrant Shares and an indemnity agreement reasonable satisfactory to the Company,

(ii) pay any applicable transfer taxes or establish to the satisfaction of the Company that such taxes have been paid,

(iii) deliver a written assignment to the Company in substantially the form attached hereto as Exhibit B or appropriate stock power duly completed and executed prior to transfer, describing briefly the manner thereof, and

(iv) deliver evidence, including a written opinion of such Holder’s counsel if reasonably requested by the Company, to the effect that such offer, sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of the Securities.

As soon as reasonably practicable after receiving the items set forth above, the Company shall notify the Holder that it may sell, transfer or otherwise dispose of the Securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section VI.C. that the opinion of counsel for the Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details of such determination. Notwithstanding the foregoing, the Securities may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act if the Company satisfied the provisions thereof and provided that the Holder shall furnish such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144 or an effective registration statement) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with applicable federal and state securities laws, unless in the aforesaid opinion of counsel to the Holder and to the reasonable satisfaction of the Company, such legend is not required in order to ensure compliance with such laws. Upon any partial transfer of this Warrant, the Company will issue and deliver to such new holder a new warrant (in form and substance similar to this Warrant) with respect to the portion transferred and will issue and deliver to the Holder a new warrant (in form and substance similar to this Warrant) with respect to the portion not transferred as soon as possible and in any event within 20 days after such transfer.

VII. No Rights as Shareholders; Information. Prior to exercise of this Warrant, the Holder of this Warrant, as such, shall not be entitled to vote the Warrant Shares or receive dividends on or be deemed the holder of such shares, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

VIII. Modification and Waiver; Effect of Amendment or Waiver. This Warrant and any provision hereof may be modified, amended, waived, discharged or terminated only by an instrument in writing, designated as an amendment to this Warrant and executed by a duly authorized officer of the Company and the Holder of this Warrant. Any waiver or amendment effected in accordance with this Section VIII shall be binding upon the Holder, each future holder of this Warrant or of any shares purchased under this Warrant (including securities into which such shares have been converted) and the Company.

IX. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered by personal delivery, or shall be sent by certified United States mail, first-class postage prepaid or by overnight delivery using a nationally recognized courier service, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant. All such notices, requests, communications or other documents shall be deemed to have been received by the recipient (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by a nationally recognized courier service, on the next business day subsequent to deposit with the courier and (iii) in the case of mailing, on the fourth business day following the date of deposit in the United States mails, first-class postage prepaid.

X. Reorganizations. In case of any reorganization of the Company, or in case of the consolidation or merger of the Company with or into any other legal entity (other than a merger or consolidation in which the Company is the continuing legal entity) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other legal entity (collectively, "Reorganizations"), each Warrant shall after such Reorganization be exercisable, upon the terms and conditions specified in this Warrant Certificate, for the stock or other securities or property (including cash) to which a holder of the number of Common Shares purchasable (at the time of such Reorganization) upon exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization; and in any such case, if necessary, the provisions set forth in this Section X with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such stock or other securities or property thereafter deliverable upon exercise of the Warrants.

XI. Piggy Back Registration.

A. Registration Requirements. For a period of two years after the date of issuance of this Warrant, the Company proposes to register any of its securities under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), the Company will give notice at least 20 days prior to the filing of each such registration statement to the Holder or the holder of the Warrant Shares of its intention to effect such a registration and will include in such registration all Warrant Shares with respect to which the Company has received requests for inclusion therein within 10 days after receipt of the Company's notice.

B. The Company shall use its best efforts to:

(i) furnish to the Holder with respect to the Warrant Shares registered under the registration statement such number of copies of the registration statement and the prospectus (including supplemental prospectuses) filed with the Securities and Exchange Commission (the “SEC”) in conformance with the requirements of the Securities Act and other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Warrant Shares by the Holder;

(ii) make any necessary blue sky filings to permit the Warrant Shares to be sold in any state requested by the Holder;

(iii) pay the expenses incurred by the Company and the Holder in complying with this Section XI, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (and including attorneys’ fees of one counsel to the Holder, but excluding any and all underwriting discounts and selling commissions applicable to the sale of Warrant Shares by the Holder);

(iv) advise the Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(v) with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Warrant Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Warrant Shares qualify to be resold pursuant to Rule 144 within any 90 day period without restriction or any other rule of similar effect or (B) such date as all of the Warrant Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) furnish to the Holder upon request, as long as the Holder owns any Warrant Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Securities Exchange Act of 1934, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares without registration.

The Company understands that the Holder disclaims being an underwriter, but acknowledges that a determination by the SEC that the Holder is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

C. For the purpose of this Section XI:

(a) the term “Selling Shareholder” shall mean the Holder, its executive officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in this section; and

(c) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Warrant or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(e) The Holder severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Holder to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use (and identified as such) in preparation of the Registration Statement, and the Holder will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Holder from the sale of the Common Shares pursuant to the Registration Statement.

(f) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section XI(C), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section XI(C) (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section XI(C). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g) If the indemnification provided for in this Section XI(C) is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holder agrees that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by the Holder from the sale of the Warrant Shares to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section XI(C), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section XI(C) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i) The obligations of the Company and of the Holder under this Section XI(C) shall survive completion of any offering of Warrant Shares in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

XII. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such mutilated Warrant or stock certificate, the Company will issue and deliver a new warrant (containing the same terms as this Warrant) or stock certificate, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

XIII. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

XIV. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without reference to principles governing choice or conflicts of laws.

XV. Entire Agreement. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

XVI. No Impairment. The Company will not, by an voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

XVII. Issue Taxes. The Company shall pay any and all issue and other taxes payable in respect of any issue or delivery of Common Stock upon the exercise of this Warrant that may be imposed under the laws of the United States of America or by any state, political subdivision or taxing authority of the United States of America; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Common Stock in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person or entity requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

XVIII. Severability. In the event that any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Warrant and such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, which shall remain in full force and effect.

XIX. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder hereof shall survive the Issue Date of this Warrant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder hereof contained herein shall survive indefinitely, until by their respective terms, they are no longer operative.

XX. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the issue date of this Warrant by its duly authorized officers.

STRATOS RENEWABLES CORPORATION
a Nevada corporation

By:	/s/ TOM SNYDER
Name:	Tom Snyder
Title:	President

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A

NOTICE OF EXERCISE
To: STRATOS RENEWABLES CORPORATION (the “Company”)

1. The undersigned hereby elects to purchase __________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith :

____ payment of the purchase price of such shares in full or
____ ____________ of the shares purchasable under the Warrant pursuant to the cashless exercise provisions of this Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

(City, State)

3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws, and that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(Date)

(Signature)

NOTICE: Signature must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of capital stock are to be issued, or securities are to be delivered, other than to or in the name of the registered holder of this Warrant. In addition, signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto _______________________ whose address is _______________________________________ and whose taxpayer identification number is _________________the undersigned’s right, title and interest in and to the Warrant issued by Stratos Renewables Corporation, a Nevada corporation (the “Company”) to purchase _______ shares of the Company’s Common Stock, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

In connection with such sale, assignment, transfer or other disposition of this Warrant, the undersigned hereby confirms that:

☐
such sale, transfer or other disposition may be effected without registration or qualification (under the Securities Act as then in effect and any applicable state securities law then in effect) of this Warrant or the shares of capital stock of the Company issuable thereunder and has attached hereto a written opinion of the undersigned’s counsel to that effect; or

☐	such sale, transfer or other disposition has been registered under the Securities Act of 1933, as amended, and registered and/or qualified under all applicable state securities laws.

(Date)

(Signature)

NOTICE: Signature must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or any change whatever.